Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Cryoport, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities (1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Securities to be Offered by the Registrant
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	(2)(3)	(4)	(4)	__	__
	Equity	Preferred Stock, par value $0.001 per share	457(o)	(2)(3)	(4)	(4)	__	__
	Debt	Debt Securities	457(o)	(2)	(4)	(4)	__	__
	Other	Depositary Shares	457(o)	(2)	(4)	(4)	__	__
	Other	Warrants	457(o)	(2)	(4)	(4)	__	__
	Other	Purchase Contracts	457(o)	(2)	(4)	(4)	__	__
	Other	Units	457(o)	(2)	(4)	(4)	__	__
	Unallocated (Universal) Shelf	__	457(o)	(2)	(4)	$100,000,000	0.0001476	$14,760.00(5)
Securities to be Offered by Selling Securityholders
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(c)	675,536	$47.56(6)	$32,128,492.16	0.00010910	$3,505.22
	Equity	3.00% Convertible Senior Notes due 2025	457(o)	$115,000,000(7)	100%	$115,000,000.00(7)	0.00010910	$12,546.50
	Equity	Common Stock, $0.001 par value per share, issuable upon conversion of the notes	457(i)	5,531,500(8)	–	–	–	– (9)
	Equity	Common Stock, $0.001 par value, issuable upon conversion of 4.0% Series C Convertible Preferred Stock, par value $0.001 per share	457(c)	6,474,135(10)	$47.56(6)	$307,909,860.60	0.00010910	$33,592.97
Total Offering Amounts						$555,038,352.76		$64,404.69
Total Fees Previously Paid								$49,644.69(11)
Total Fee Offsets
Net Fee Due								$14,760.00

(1)	These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table on the cover of the initial filing of this registration statement (File No. 333-251354).
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock, par value $0.001 per share, or common stock, is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(3)	Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)	The proposed maximum per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $100,000,000.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
(6)	Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices of the common stock of $47.56 on December 10, 2020 as reported on the Nasdaq Capital Market, pursuant to Rule 457(c) under the Securities Act at the time of the prior fee payment in connection with the initial registration.
(7)	At the time of initial registration, represented the aggregate principal amount of 3.00% Convertible Senior Notes due 2025, or the notes, registered pursuant to the initial registration statement, which are to be offered by the selling securityholders named in the registration statement or such selling securityholders as may be named in one or more prospectus supplements. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act at the time of the prior fee payment in connection with the initial registration.
(8)	At the time of initial registration, represented the maximum number of shares of common stock issuable upon conversion of the notes registered pursuant to the initial registration statement at a conversion rate corresponding to the maximum conversion rate of 48.1000 shares of the registrant’s common stock per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of additional shares of common stock as may be issued from time to time upon conversion of the notes as a result of stock splits, stock dividends, or similar transactions or pursuant to any anti-dilution provisions of the notes.
(9)	No additional consideration will be received upon conversion of the notes, and therefore no separate registration fee is required pursuant to Rule 457(i) under the Securities Act.
(10)	The 6,474,135 shares of common stock registered pursuant to the initial registration statement are issuable upon the conversion at the initial conversion price of $38.6152 per share of common stock of 250,000 shares of 4.0% Series C Convertible Preferred Stock, or the Series C Convertible Preferred Stock, that were acquired by a selling securityholder in a private transaction. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of additional shares of common stock as may be issuable as a result of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event.
(11)	Previously paid in connection with the initial filing of this registration statement (File No. 333-251354).